Exhibit 99.1

VeriFone, Inc. 2099 Gateway Place, Suite 600 San Jose, CA, 95110 www.verifone.com

Investor Contact:

William Nettles - Director Corporate Development & IR

Tel: 408-232-7979

Email: ir@verifone.com

Editorial Contact:

Pete Bartolik

PR Manager

Tel: 508-283-4112

Email: pete_bartolik@verifone.com

VeriFone Reports

Second Quarter Fiscal 2006 Results

Second Quarter Revenues Increased 21%

EBITDA Margins, as adjusted, Increased to 21.6% for the Quarter

GAAP Net Income Increased 71%

San Jose, CA – May 22, 2006 – VeriFone Holdings, Inc. (NYSE: PAY), a leading global provider of technology that enables electronic payment transactions, today announced financial results for the three months ended April 30, 2006.

Net revenues for the three months ended April 30, 2006 were $142.2 million, an increase of 21% over net revenues of $117.9 million for the comparable period of fiscal 2005. The increase was driven by a 38% increase in net revenues from VeriFone’s International business and a 10% increase in net revenues in VeriFone’s North America business.

Gross margins, under generally accepted accounting principles (GAAP), for the three months ended April 30, 2006 were 44.6%, compared to 40.2% for the second quarter of fiscal 2005. Gross margins, excluding non-cash amortization of purchased intangibles and stock-based compensation expense, expanded for the sixth consecutive quarter and reached 45.7% compared to 41.7% for the second quarter of fiscal 2005.

Net Income for the three months ended April 30, 2006 was $15.0 million, or $0.22 per diluted share, compared to $8.8 million, or $0.15 per diluted share, for the comparable period of fiscal 2005. Net Income, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, for the three months ended April 30, 2006 was $17.9 million, or $0.26 per diluted share, compared to $12.3 million, or $0.22 per diluted share, for the comparable period of fiscal 2005.

EBITDA, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, expanded for the seventh consecutive quarter and reached a record level of $30.8 million, a 52% increase over the $20.2 million recorded in the three months ended April 30, 2005. As a percent of net revenues, EBITDA, as adjusted, for the three months ended April 30, 2006 reached a record level of 21.6%, compared to the 17.2% recorded in the three months ended April 30, 2005.

“We had another outstanding quarter and are extremely pleased with our strong revenues, EBITDA and earnings growth. This momentum can be primarily attributed to our industry leading brand, consistent management execution, a global footprint with the scale and resources to make substantial investments in research and development,” said Douglas G. Bergeron, Chairman and Chief Executive Officer.

“During the quarter we also announced our acquisition of Lipman, valued at $793 million based on VeriFone’s share price at the close of trading on April 7th, 2006. We continue to expect the transaction to close by October 31, 2006. As the two most profitable technology providers in the payments industry, the combined company will be even better positioned to take advantage of global industry trends, including the growth in payment solutions throughout emerging markets such as India, China and Turkey and the proliferation of wireless systems,” continued Bergeron.

Second Quarter Highlights

•                    VeriFone announced U.S. availability of the Vx 570 countertop payment solution, providing a next-generation migration path with seamless backward compatibility for users of the VeriFone Omni 3750 and filling out the Vx Solutions product family. The Vx 570 features superior speed and performance, with optional memory up to three times greater than the industry standard VeriFone Omni 3750 which

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enables it to run more and varied applications, and provides an enhanced display and a USB port. We expect this will spur a new generation of innovation for our value added providers and customers.

•                    VeriFone announced it has been awarded a $7 million contract from RBS Lynk to provide payment solution systems and connectivity services for resale to U.S. merchants.

•                    VeriFone and MICROS Systems, Inc. (NASDAQ: MCRS) recently announced a fully integrated solution comprised of our Vx 670 handheld payment system and MICROS’ enterprise application for the hospitality and retail industry. MICROS will sell the integrated solution to its installed base of approximately forty thousand restaurants world-wide. We anticipate that we will commence shipments in the third quarter.

Financial Measures

Reconciliations for both of the non-GAAP measures presented in this press release are provided at the end of this press release. Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in our industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.

Conference Call

The management of VeriFone will host a conference call, which will be simultaneously webcast, on May 22, 2006 at 1:30 p.m. (PST) to discuss VeriFone’s second quarter results. Management may provide forward looking guidance on this conference call. To access the live conference call, the dial-in numbers are as follows:

Domestic callers: 866-713-8562

International callers: 617-597-5310

Passcode: 76940947

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To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register. The recorded audio webcast will be available on VeriFone’s website until May 29, 2006.

A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until May 29, 2006. The access code for the replay is 55056102.

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About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY), a global leader in secure electronic payment technologies, provides expertise, solutions and services for today with a migration strategy for tomorrow. VeriFone delivers solutions that add value to the point of sale, resulting in improved merchant retention and the generation of new sources of revenue for its partners and customers. VeriFone solutions are specifically designed to meet the needs of vertical markets including financial, retail, petroleum, government and healthcare.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings, our ability to complete successfully, and realize the benefit we expect from, our pending acquisition of Lipman, our ability to identify and complete other acquisitions and strategic investments and successfully integrate them into our business, and our ability to protect against fraud. For a further list and description of such risks and uncertainties, see our periodic filings with the Securities and Exchange Commission. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended April 30,			Six Months Ended April 30,
	2006	2005	Change	2006	2005	Change

Net revenues:
System Solutions	$128,136	$105,414	22%	$246,821	$203,403	21%
Services	14,054	12,479	13	29,999	25,773	16
Total net revenues	142,190	117,893	21	276,820	229,176	21
Cost of net revenues:
System Solutions(2)	70,346	61,727	14	135,868	120,874	12
Amortization of purchased core and developed technology assets	1,419	1,693	-16	3,012	3,655	-18
Total cost of System Solutions, net revenues	71,765	63,420	13	138,880	124,529	12
Services(2)	7,026	7,043	nm	14,939	14,593	2
Total cost of net revenues	78,791	70,463	12	153,819	139,122	11

Gross profit	63,399	47,430	34	123,001	90,054	37
Operating expenses:(2)
Research and development	12,221	10,457	17	23,628	19,951	18
Sales and marketing	14,404	12,932	11	28,605	24,976	15
General and administrative	9,993	6,787	47	19,691	13,491	46
Amortization of purchased intangible assets	1,159	1,346	-14	2,318	2,650	-13
Total operating expenses	37,777	31,522	20	74,242	61,068	22

Operating income	25,622	15,908	61	48,759	28,986	68
Interest expense	(3,197)	(4,568)	-30	(6,476)	(8,873)	-27
Interest income	927	100	nm	1,614	111	nm
Other income (expense), net	65	29	124	266	(171)	-256
Income before income taxes	23,417	11,469	104	44,163	20,053	120
Provision for income taxes	8,381	2,662	215	15,333	5,409	183

Net income	$15,036	$8,807	71%	$28,830	$14,644	97%

Net income per share:
Basic	$0.23	$0.16		$0.44	$0.27
Diluted	$0.22	$0.15		$0.42	$0.26

Weighted-average shares used in computing net income per common share:
Basic	65,799	53,403		65,751	53,389
Diluted	68,959	57,084		68,887	57,022

	Three Months Ended April 30,		Six Months Ended April 30,
	2006	2005	2006	2005

Gross profit as reported	$63,399	$47,430	$123,001	$90,054
Amortization of purchased core and developed technology assets	1,419	1,693	3,012	3,655
Stock-based compensation	162	—	315	—
Gross profit without amortization of purchased core and developed technology assets and stock-based compensation(3)	$64,980	$49,123	$126,328	$93,709
As a percentage of net revenues:
Gross profit as reported	44.6%	40.2%	44.4%	39.3%

Gross profit without amortization of purchased core and developed technology assets and stock-based compensation	45.7%	41.7%	45.6%	40.9%

	Three Months Ended April 30,		Six Months Ended April 30,
	2006	2005	2006	2005
(2)Stock-based compensation included above:
Cost of net revenues - System Solutions	$162	$—	$315	$—
Research and development	210	—	390	—
Sales and marketing	409	—	740	—
General and administrative	408	37	667	52
	$1,189	$37	$2,112	$52

(1) “nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses gross profit without amortization of purchased core and developed technology assets and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	April 30 2006	October 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$91,218	$65,065
Marketable securities	12,711	16,769
Accounts receivable, net of allowances for doubtful accounts of $1,710 and $1,571	107,063	87,424
Inventories	47,951	33,501
Other current assets	21,374	20,835
Total current assets	280,317	223,594

Equipment and improvements, net	6,623	5,873
Purchased intangible assets, net	13,582	18,912
Goodwill	47,260	47,260
Other assets	35,609	31,713

Total assets	$383,391	$327,352

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$64,257	$47,161
Income taxes payable	11,965	8,746
Deferred revenue	20,716	15,523
Other current liabilities	36,507	37,729
Current portion of long-term debt	1,927	1,994
Total current liabilities	135,372	111,153

Deferred revenue	6,775	6,835
Long-term debt, less current portion	179,848	180,812
Other long-term liabilities	1,578	2,014

Total stockholders’ equity	59,818	26,538

Total liabilities and stockholders’ equity	$383,391	$327,352

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Six Months Ended April 30,
	2006	2005
	(unaudited)
Cash flows from operating activities
Net income	$28,830	$14,644
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	5,330	6,305
Depreciation and amortization of equipment and improvements	1,651	1,437
Amortization of capitalized software	598	523
Amortization of interest rate caps	139	47
Amortization of debt issuance costs	539	635
Stock-based compensation	2,112	52
Tax benefit from stock-based compensation	(1,374)	—
Other	(81)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(19,639)	9,604
Inventories	(14,450)	(15,746)
Deferred tax assets	(1,871)	(2,974)
Prepaid expenses and other current assets	(607)	39
Other assets	42	(326)
Accounts payable	17,096	(279)
Income taxes payable	4,593	398
Accrued compensation	(621)	(1,012)
Accrued warranty	(674)	402
Deferred revenue, net	5,133	3,645
Deferred tax liabilities	—	951
Accrued expenses and other liabilities	(2,083)	(4,449)
Net cash provided by operating activities	24,663	13,896

Cash flows from investing activities
Software development costs capitalized	(1,078)	(235)
Purchase of equipment and improvements	(2,161)	(1,410)
Purchase of other assets	(1,114)	—
Purchases of marketable securities	(102,508)	—
Sales and maturities of marketable securities	106,625	—
Acquisition of business, net of cash and cash equivalents acquired	—	(13,317)
Net cash used in investing activities	(236)	(14,962)

Cash flows from financing activities
Proceeds from revolving promissory notes payable and revolver	—	19,100
Repayments of revolving promissory notes payable and revolver	—	(19,100)
Repayment of long-term debt	(925)	(950)
Tax benefit of stock-based compensation	1,374	—
Repayments of capital leases	(106)	(242)
Proceeds from exercises of stock options and other	593	117
Payment of IPO and follow-on financing costs	—	(1,835)
Net cash provided by (used in) financing activities	936	(2,910)
Effect of foreign currency exchange rate changes on cash	790	13
Net increase (decrease) in cash and cash equivalents	26,153	(3,963)
Cash and cash equivalents, beginning of period	65,065	12,705
Cash and cash equivalents, end of period	$91,218	$8,742

Supplemental disclosures of cash flow information
Cash paid for interest	$5,875	$8,102
Cash paid for income taxes	$13,289	$7,717

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

GEOGRAPHIC REVENUE INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended April 30,			Six Months Ended April 30,
	2006	2005	Change	2006	2005	Change

North America	$80,466	$73,282	10%	$157,641	$138,090	14%
Latin America	26,529	15,238	74	50,445	31,151	62
Europe	26,151	22,177	18	49,200	41,646	18
Asia	9,165	7,375	24	19,857	18,576	7
Corporate	(121)	(179)	nm	(323)	(287)	13
	$142,190	$117,893	21%	$276,820	$229,176	21%

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended April 30			Six Months Ended January 31
	2006	2005	Change	2006	2005	Change

U.S. GAAP net income	$15,036	$8,807	71%	$28,830	$14,644	97%
Provision for income taxes	8,381	2,662	215	15,333	5,409	183
Interest expense	3,197	4,568	-30	6,476	8,873	-27
Interest income	(927)	(100)	827	(1,614)	(111)	1354
Depreciation and amortization of equipment and improvements	877	714	23	1,651	1,437	15
Amortization of capitalized software	323	256	26	598	523	14
Amortization of purchased intangible assets	2,578	3,039	-15	5,330	6,305	-15
Amortization of step-up in deferred revenue on acquisition	121	179	-32	323	287	13
Stock-based compensation(2)	1,189	37	nm	2,112	52	nm
Management fees to majority stockholder	—	62	-100	—	125	-100
EBITDA as adjusted (3)	$30,775	$20,224	52%	$59,039	$37,544	57%

U.S. GAAP net income	$15,036	$8,807	71%	$28,830	$14,644	97%
Amortization of purchased intangible assets	2,578	3,039	-15	5,330	6,305	-15
Amortization of step-up in deferred revenue on acquisition	121	179	-32	323	287	13
Stock-based compensation(2)	1,189	37	nm	2,112	52	nm
Amortization of debt issuance costs	273	317	-14	539	635	-15
Interest adjustment on debt repaid on initial public offering	—	1,536	-100	—	3,065	-100

Total adjustments	4,161	5,108	-19	8,304	10,344	-20

Tax effect of adjustments	1,332	1,635	-19	2,657	3,310	-20
Tax effect rate(4)	32%	32%	nm	32%	32%	nm
Net adjustments	2,829	3,473		5,647	7,034	-20

Net Income as Adjusted (3)	$17,865	$12,280	45%	$34,477	$21,678	59%

Net Income as Adjusted per diluted share	$0.26	$0.22		$0.50	$0.38

Weighted-average shares used in computing diluted net income as adjusted per common share	68,959	57,084		68,887	57,022

(1)“nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

(4) Tax effect rate is the Company’s long term tax rate.